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                                                                    EXHIBIT 10.9

                        TECHNOLOGY ASSIGNMENT AGREEMENT

            THIS TECHNOLOGY ASSIGNMENT AGREEMENT (the "Agreement") is entered into this 1st day of October, 1997 by and between MICHAEL S. FOSTER, an individual ("Inventor") and SPECTRATEK TECHNOLOGIES, INC., a California corporation ("Company").

            1.    DEFINITIONS.

                  1.1 "Information Storage Products" means products in disc or other form incorporating media having serially encoded digital and/or analog information stored thereon in the form of surface texturing (which subsequently may be covered in a laminating process by another layer or substance) including, but not limited to, audio discs, video discs, read/write discs, erasable discs and read only memory ("ROM") computer discs.

                  1.2 "Inventions" means inventions (whether or not patentable), improvements, formulae, ideas, processes, techniques, know-how, data and technology developed or made or conceived or reduced to practice or learned by Inventor alone or together with others on or prior to the date of this Agreement including, without limitation, designs, drawings, plans, specifications, experimental models or prototypes, memoranda, notes, source and object codes and related documentation and any other information or materials embodying any research or experimentation performed in connection with the development of the Technology that disclose any portion of the Technology.

                  1.3 "Proprietary Rights" means patents, patent applications and patent rights, copyright rights, trade secret rights and other intellectual property and proprietary rights anywhere in the world.

                  1.4 "Technology" includes (i) the process of microreplicating structures on polymer film to produce a holographic or decorative effect, (ii) products comprising holograms, diffraction gratings or holographic optical elements, (iii) equipment and tools (including, without limitation, mastering tools) useful in microreplicating or embossing polymer film to produce a holographic or decorative effect and (iv) the photo-thermographic process for impressing microscopic textures into the surface of plastics, but specifically excludes any Information Storage Product.

            2. ASSIGNMENT; WARRANTIES; CONSENT.

                  2.1 In consideration of the Company's obligations hereunder, Inventor hereby assigns to the Company all rights, title and interest throughout the world in all Inventions

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(excluding Inventions assigned to Comdisc Technologies, Inc. ("Comdisc")
pursuant to that certain Nondisclosure and Confidentiality Agreement between Comdisc and Foster dated June 13, 1985) relating to the Technology (the "Assigned Property") including, without limitation, any and all Proprietary Rights in connection therewith. The foregoing assignment may be referred to herein as the "Assignment."

                  2.2 Inventor represents and warrants to the Company that the Inventor (i) is the sole owner of all rights, title and interest in and to the Assigned Property and the Proprietary Rights therein immediately prior to the Assignment, (ii) has not assigned, transferred, licensed, pledged or otherwise encumbered any of the Assigned Property or the Proprietary Rights therein or agreed to do so, (iii) has full power and authority to enter into this Agreement and to make the Assignment, (iv) is not aware of any actual or potential violation, infringement or misappropriation of any third party's rights (or any claim or potential claim thereof) by the Assigned Property or the Proprietary Rights therein and (v) is not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patent applications relating to the Assigned Property.

                  2.3 Inventor agrees to assist the Company in every proper way to evidence and perfect the Assignment and to apply for and obtain and from time to time enforce, maintain, and defend the Proprietary Rights in any and all countries the Company may designate from time to time. Inventor will execute all documents Company may request for such purposes.

                  2.4 In the event that the Company is unable for any reason whatsoever to secure Inventor's signature to any document Inventor is required to execute pursuant to the foregoing, Inventor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as his agents and attorneys-in-fact, with full power of substitution, to act for and in his behalf and instead of the Inventor, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Inventor.

            3. PAYMENT.

                  3.1 As the payment and consideration for the Assignment, together with such other good and legal consideration, the Company agrees to pay to Inventor $5,000, payable in one lump sum payment due upon execution of this Agreement.

            4. GENERAL PROVISIONS.

            4.1 Notices. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon delivery by facsimile (with written confirmation sent by registered or certified mail), overnight courier with tracking capabilities and



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written confirmation of receipt or upon deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section
4.1 to the other party to this Agreement.

            4.2 No Waiver; Amendment. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. This Agreement may be amended or modified only by a writing executed by both parties.

            4.3 Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

            4.4 Governing Law. This Agreement shall be construed pursuant to the laws of the State of California without regard to conflicts of laws provisions thereof.

            4.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

                                    SPECTRATEK TECHNOLOGIES, INC.



                                    By:  /s/ Terrence Conway
                                         ---------------------------------------
                                         Terrence Conway, President

                                    Address: 5406 Jandy Place
                                             Los Angeles, CA 90066

                                    INVENTOR

                                    /s/ Michael S. Foster
                                    --------------------------------------------
                                    MICHAEL S. FOSTER


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                                    Address: 1551 North Orange Grove Ave.
                                             Los Angeles, CA  90046


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